EMPLOYMENT AGREEMENT
By and Between
ImmunoTherapeutics, Inc.
and
Gerald Vosika, M.D.

Agreement made as of this 1st day of June, 1996, between ImmunoTherapeutics, Inc., a Delaware corporation (the "Company") and Gerald Vosika, M.D. (the "Executive").

The Executive is presently employed by the Company as Chairman of the Board, President and Scientific Director.

The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the Company during the past years has been substantial. The Board desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's management, in the best interest of the Company and its shareholders. The Executive is willing to commit himself to continue to serve the Company, on the terms and conditions herein provided.

In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Employment

The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein.

2. Term

The employment of the Executive by the Company as provided in Section 1 will commence on the date hereof and end on May 31, 1999, unless further extended or sooner terminated as hereinafter provided. On and before May 31, 1999, and on the last day of each year thereafter, the term of the Executive's employment shall be automatically extended one (1) additional year unless, prior to such May 31 of such year, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.

3. Position and Duties

The Executive shall serve as Chairman of the Board, President and Scientific Director of the Company and shall have such responsibilities and authority consistent with those position as may, from time to time, be assigned to the Executive by the Board of Directors of the Company. The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company.

4. Place of Performance

In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in Fargo, North Dakota, except for required travel on the Company's business to an extent substantially consistent with present business travel obligations.

5. Compensation and Related Matters

(a) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at a rate of not less than $225,000 per annum in equal monthly or other installments. This salary may be increased from time to time in accordance with determinations made by the Company's Board of Directors and, if so increased, shall not thereafter during the term of this Agreement be decreased. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The salary payments
(including any increased salary payments) hereunder shall not, in any way, limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall, in any way, limit or reduce the obligation of the Company to pay the Executive's salary hereunder.

(b) Expenses. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company.

(c) Other Benefits. The Company shall maintain in full force and effect, and the Executive shall be entitled to continue to participate in, all of its employee benefit plans and arrangements in effect on the date hereof in which the Executive participates or plans or arrangements providing the Executive with at least equivalent benefits thereunder (including, without limitation, each pension and retirement plan and arrangement, supplemental pension and retirement plan and arrangement, stock option plan, life insurance and health and accident plan and arrangement, medical insurance plan, disability plan, survivor income plan, relocation plan and vacation plan). The Company shall not make any changes in such plans or arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to the Executive as compared with any other executive of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to paragraph (a) of this Section. Any payments or benefits payable to the Executive hereunder in respect of any calendar year during which the Executive is employed by the Company for less than the entire such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed.

(d) Vacations. The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation plan. The Executive shall also be entitled to all paid holidays given by the Company to its executives.

(e) Services Furnished. The Company shall furnish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

6. Offices

The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a Director of the Company and any of its subsidiaries and in one or more executive offices of any of the Company's subsidiaries, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by Article VII of the Company's By-Laws.

7. Termination

The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

(a) Death. The Executive's employment hereunder shall terminate upon his death.

(b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of each such six-month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

(c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the willful and continued failure by the Executive to substantially perform his duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or (B) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors of the Company, and (iii) delivery to the Executive of a Notice of Termination as defined in subsection (e) hereof from the Board of Directors of the Company finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in clause (A) or (B) of the preceding sentence, and specifying the particulars thereof in detail.

(d) Termination by the Executive. The Executive may terminate his employment hereunder (i) for Good Reason or (ii) if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor. For purposes of this Agreement, "Good Reason" shall mean (A) any event described as a change in control of the Company (as defined below) which may occur at any time or from time to time on one or more occasions during the term of this Agreement
(including any extension hereof); (B) a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such non-compliance has been given by the Executive to the Company; or (C) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (e) hereof (and for purposes of this Agreement, no such purported termination shall be effective).

For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (Y) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who, on the date hereof, is a director or officer of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, or (Z) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

(e) Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(f) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to subsection (b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

8. Compensation Upon Termination or During Disability

(a) During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 7(b) hereof, and for a period of six (6) months thereafter, provided that payments so made to the Executive during the first six (6) months of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment.

(b) If the Executive's employment is terminated by his death, the Company shall pay to the Executive's spouse, or if he leaves no spouse, to his estate, commencing on the next succeeding day which is the fifteenth day or last day of the month, as the case may be, and monthly thereafter on the fifteenth and last days of each month, until a total of six (6) payments have been made, an amount on each payment date equal to the monthly salary payment to the Executive pursuant to Section 5(a) hereof at the time of his death.

(c) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

(d) If (A) in breach of this Agreement, the Company shall terminate the Executive's employment other than pursuant to Section 7(b) or 7(c) hereof (it being understood that a purported termination pursuant to Section 7(b) or 7(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement) or (B) the Executive shall terminate his employment for Good Reason, then:

(i) the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

(ii) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive an amount equal to the product of (A) the Executive's annual salary rate in effect as of the Date of Termination, multiplied by
(B) the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three (3), such payment to be made (X) if resulting from a termination based on a change of control of the Company, in a lump sum on or before the fifth day following the Date of Termination, or (Y) if resulting from any other cause, in substantially equal monthly installments commencing with the month in which the Date of Termination occurs and continuing for the number of consecutive monthly payment dates (including the first such date as aforesaid) equal to the product obtained by multiplying the number of years (including partial years) applicable under (ii)(B) above by twelve (12); and

(iii) if termination of the Executive's employment arises out of a breach by the Company of this Agreement, the Company shall pay all other damages to which the Executive may be entitled as a result of such breach, including damages for any and all loss of benefits to the Executive under the Company's employee benefit plans (other than the Company's Incentive Compensation Plan) which the Executive would have received if the Company had not breached this Agreement and had the Executive's employment continued for the full term provided in Section 2 hereof, and including all legal fees and expenses incurred by him as a result of such termination.

(e) If the Executive shall terminate his employment under clause (ii) of
Section 7(d) hereof, the Company shall pay the Executive his full salary through the Date of Termination at the rate in effect at the time Notice of Termination is given.

(f) Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number three (3), all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the Date of Termination provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

(g) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.

9. Successors; Binding Agreement

(a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

(b) This Agreement, and all rights of the Executive hereunder, shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continue to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

10. Notice

For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Gerald Vosika, M.D.
c/o ImmunoTherapeutics, Inc.
3233 Fifteenth Street South
Fargo, North Dakota  58104


If to the Company:

ImmunoTherapeutics, Inc.
3233 Fifteenth Street South
Fargo, North Dakota  58104


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Miscellaneous

No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of North Dakota.

12. Validity

The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

14. Arbitration

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Chicago, Illinois, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The expense of such arbitration shall be borne by the Company.





IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


ImmunoTherapeutics, Inc.


By:    /s/ James Burrow
Title:     Secretary


      /s/ Gerald Vosika, M.D.


Attest: /s/ Cheryl Brammer